UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2012

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2012, General Electric Company (the “Company” or “GE”) announced that in connection with the reorganization of GE’s Energy Infrastructure business Mr. John Krenicki will resign from his position as Vice Chairman and an executive officer of the Company at year end.

In connection with Mr. Krenicki’s resignation, on July 17, 2012, the Company and Mr. Krenicki entered into a three-year, world-wide non-competition agreement and GE has agreed to certain compensation arrangements, including (i) Mr. Krenicki’s stock options and restricted stock units that were scheduled to vest on or before December 31, 2014 will vest, (ii) Mr. Krenicki will be eligible to receive a 2012 annual cash bonus under GE’s normal process, such bonus not to be less than $2.9 million, and will be eligible to receive a payment upon settlement of his previously granted 2010 through 2012 long term performance award based upon actual performance, (iii) Mr. Krenicki will vest at age 60 under the GE Supplementary Pension Plan with benefits based on his approximately 29 years of service as of the separation date, (iv) Mr. Krenicki will receive a monthly retirement allowance of approximately $89,000 until he reaches age 60, and (v) the Company will maintain Mr. Krenicki’s eligibility under applicable supplemental life insurance and health and welfare benefit plan arrangements.

Item 8.01 Other Events

On July 20, 2012, GE announced that it will reorganize its GE Energy Infrastructure business into three stand-alone businesses, effective in the fourth quarter of 2012, and that its Energy Infrastructure organizational layer will be phased out by the end of 2012. As a result, the three new businesses, which will report directly to GE CEO and Chairman Jeff Immelt, will be:

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GE Power and Water, led by GE Senior Vice President and Energy CEO Steve Bolze, is headquartered in Schenectady, NY.  It provides full lifecycle solutions for power generation customers, including renewable energy and water processing technologies.

•
GE Oil & Gas, led by GE Senior Vice President and Oil & Gas CEO Dan Heintzelman, is headquartered in Florence, Italy. It provides equipment and services for all segments of the offshore and onshore oil and gas industry, including turbomachinery and drilling and surface as well as subsea, and pipeline equipment and services.

•
GE Energy Management, led by GE Senior Vice President and Energy Management CEO Dan Janki, is headquartered in Atlanta, Georgia. It consists of technology solutions for the delivery, management, conversion, and optimization of electrical power for customers across multiple energy-intensive industries.

GE will begin reporting separate segment financial results for these three businesses beginning with the fourth quarter of 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: July 23, 2012	/s/ Jamie S. Miller
Jamie S. Miller Vice President, Controller and Chief Accounting Officer

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